Exhibit 99.1

CUSIP No. 89856T203**	13G

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.0001 per share, of TuanChe Limited, a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 17, 2024.

Rui Zhang

By:	/s/ Rui Zhang

KPartners Limited

By:	/s/ Rui Zhang
Rui Zhang, Director

K2 Partners II L.P.

By: K2 Partners II GP, L.P.
Its: General Partner
By: K2 Partners II GP, LLC Its: General Partner

By:	/s/ Rui Zhang
Rui Zhang, Director

K2 Evergreen Partners L.P.

By: K2 Evergreen Partners LLC
Its: General Partner

By:	/s/ Rui Zhang
Rui Zhang, Director

K2 Partners III Limited

By:	/s/ Rui Zhang
Rui Zhang, Director

K2 Family Partners Limited

By:	/s/ Rui Zhang
Rui Zhang, Director